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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 10.16

License Agreement

executed as of the date last below written (hereinafter referred to as "Effective Date") by and between

  JANSSEN PHARMACEUTICA, Naamloze Vennootschap, a business corporation organized under the laws of Belgium, entered in the Trade Register of Turnhout under Nr. 4203, having its principal office at B-2340 Beerse (Belgium), Turnhoutseweg 30, facsimile: +32 14 602 443 (hereinafter referred to as "JANSSEN")

  and

Theravance, INC., a businesses corporation organized under the laws of Delaware, United States of America, and having its principal office at South San Francisco, CA 94080, 901 Gateway Boulevard, facsimile: +1650-808-6095 (hereinafter referred to as "THERAVANCE")

WITNESSETH

WHEREAS, JANSSEN has developed through its research a drug delivery system on the basis of [*]; and

WHEREAS, JANSSEN has accumulated and is the owner of certain proprietary information in connection with the use of hydroxypropyl-beta-cyclodextrin ("HPBCD") in pharmaceutical applications; and

WHEREAS, JANSSEN owns or controls certain patent and/or patent applications in connection with the use of HPBCD in pharmaceutical applications; and

WHEREAS, THERAVANCE intends [*], and has requested a license from JANSSEN under the above-mentioned patents and proprietary information for said purpose; and

WHEREAS, JANSSEN is willing to grant such a license under the terms and conditions set forth hereinafter.

NOW, THEREFORE, in consideration of the premises, mutual covenants and obligations herein contained, it is agreed by and between the parties hereto as follows

Article 1: Definitions

Each term defined below shall, for the purpose of this Agreement, have the following meaning unless the context clearly requires otherwise and the singular shall include the plural and vice versa:

1.1
"Affiliate" of a party to this Agreement shall mean any company which owns or controls at least forty per cent (40%) of the voting stock of such party or any other company at least forty per cent (40%) of whose voting stock is owned by or controlled by such owning or controlling company or by a party to this Agreement.

1.2
"Field" shall mean [*].

1.3
"HPBCD" shall mean [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.4
"Know-How" shall mean [*]. Know-How shall include but shall not be limited to [*], all as indicated in Exhibit II hereto and made a part hereof.

1.5
"Major Countries" shall mean any or all of the following: [*].

1.6
"Net Sales" shall mean [*], less:

(a)
Customary trade, quantity, or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken, discounts, refunds, chargebacks, retroactive price adjustments, rebates, including but not limited to government mandated rebates, and any other allowances which effectively reduce the net selling price;

(b)
Amounts repaid or credited by reason of rejections or return; and/or

(c)
Any freight or other transportation costs, insurance charges, duties, tariffs and all sales and excise taxes based directly on sales or turnover or delivery or use of material produced under this Agreement and/or

(d)
Any other similar and customary deductions (as defined and accepted by generally accepted accounting principles ("GAAP")), actually incurred.

  Net Sales shall not include sales of Product by THERAVANCE to its sub-licensees.

1.7
"Patents" shall mean the patents and patent applications owned or controlled (including patents that can be sublicensed) by JANSSEN or by any JANSSEN Affiliate claiming the use of HPBCD in pharmaceutical applications, including any continuations, continuations-in-part, divisions, reissues, renewals or extensions thereof or any supplementary protection certificate granted on the basis of the marketing authorisations obtained by THERAVANCE for the Product. An updated list of the Patents is attached hereto as Exhibit 1.

1.8
"Process Patents" shall mean [*], including any extensions thereof or any supplementary protection certificate relating thereto or any other patent or patent application hereafter acquired by JANSSEN under which JANSSEN is licensed with the right to sub-license and [*].

1.9
"Product" shall mean any pharmaceutical product in finished dosage form containing [*].

1.10
"Specifications" shall mean the basic specifications of HPBCD described in Exhibit III hereto and made a part hereof.

1.11
"Territory" shall mean [*].

1.12
"Valid Claim" shall mean a claim in a Patent which has not lapsed or become abandoned and which claim has not been declared invalid or that has not been finally rejected by a court of competent jurisdiction or a patent authority such as the European Patent Office or which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

Article 2: Grant

2.1
Subject to the terms and conditions of this Agreement, JANSSEN hereby grants THERAVANCE a world-wide sole license in the Field under the Patents (i.e. "sole license" means JANSSEN solely retains the right to practice under the Patents in the Field without the right to transfer, other than to an Affiliate, any rights under the Patents in the Field and THERAVANCE has an exclusive license under the Patents in the Field subject only to JANSSEN's retained right) and a world-wide sole license in the Field under the Know-How for the sole purpose of developing, registering, making, having made, using and selling the Products and a non-exclusive license under the Process Patents for the sole purpose of making or having HPBCD made for the benefit of THERAVANCE, THERAVANCE's Affiliates or THERAVANCE's sublicensees for the Product in accordance with Article 5 below.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.2
Promptly following the Effective Date, and thereafter during the term of this Agreement, JANSSEN shall disclose the Know-How to THERAVANCE or to regulatory agencies as THERAVANCE deems necessary for the exercise of its rights hereunder.

2.3
All rights herein granted, are personal to THERAVANCE and are indivisible and non-transferable, subject to Article 2.4 below, except that the rights granted to THERAVANCE may be exercised by any of THERAVANCE's Affiliates.

2.4
THERAVANCE will be entitled to grant sublicenses for the Product to third parties. THERAVANCE will notify JANSSEN of any third party so sublicensed by THERAVANCE. THERAVANCE shall procure that any such third party so sublicensed will abide by the obligations of this Agreement. In the event such a sublicense pertains to one or more Major Countries, THERAVANCE shall require Janssen's prior written approval, such approval not to be unreasonably withheld.

2.5
THERAVANCE acknowledges JANSSEN's representation that, depending on the nature and scope of the responsibilities sublicensed to such a third party in the United States, it may be necessary for JANSSEN to consult with the Public Health Services Office of Technology ("OTT") further to an agreement entered into between Janssen and OTT on March 26, 1998 ("OTT Agreement").

Article 3: Royalties—Milestone payments

3.1
In consideration of the rights and licenses granted by JANSSEN to THERAVANCE, THERAVANCE agrees to pay a royalty of [*].

3.2
THERAVANCE's obligation to pay Patent royalties hereunder will remain in effect on a country-by-country basis until [*].

  THERAVANCE's obligation to pay Know-How royalties shall remain in effect for a period of [*]. No further Know-How royalties shall be payable after the expiry of [*].

  Notwithstanding the above, it is understood that the combined Patent and Know-How royalties payable by THERAVANCE shall amount to no less than [*].

3.3
In consideration of the rights and licenses granted hereunder, THERAVANCE agrees to pay milestone payments to JANSSEN in accordance with the following schedule:

—
[*] shall be paid within thirty (30) days following the execution of this Agreement;

—
[*] shall be paid within thirty (30) days following [*];

—
[*] shall be paid within thirty (30) days following [*];

—
[*] shall be paid within thirty (30) days following [*].

  The foregoing milestone payments are non-refundable and not creditable against future royalties. In the event that the Product fails at any stage prior to any of the above milestone payments becoming due, such remaining milestone payments shall be payable if the failed Product is replaced by THERAVANCE with a back-up compound in the Field which requires HPBCD for its development and/or commercialisation.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 4: Sales and Royalty Reports—Royalty Payments

4.1
Ninety (90) days following each calendar quarter, THERAVANCE shall submit to JANSSEN a sales report showing its total sales of Product in Territory in units and Net Sales value. Such sales report shall also include a royalty report containing a calculation of the royalty due and payable to JANSSEN.

4.2
Together with such royalty report, THERAVANCE shall pay the royalty due and payable. All royalty payments to be made by THERAVANCE to JANSSEN shall be converted into US Dollars at the average rate of exchange for the calendar quarter for which royalty payments are being remitted according to THERAVANCE's normal procedures, as consistently applied by THERAVANCE for its other products.

  All payments shall be made by wire transfer to a designated JANSSEN account within ninety (90) days following the end of each calendar quarter. In the event that royalties are payable with respect to Net Sales in a country whose currency cannot be freely converted, such currency shall be converted in accordance with the normal procedures consistently applied by THERAVANCE

4.3
Any income or other taxes which THERAVANCE is required by law to pay or withhold on behalf of JANSSEN with respect to milestones or royalties payable to JANSSEN under this Agreement shall be deducted from the amount due. THERAVANCE shall furnish JANSSEN with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by JANSSEN. THERAVANCE shall provide JANSSEN with a certificate or other documentary evidence to enable JANSSEN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by THERAVANCE.

4.4
THERAVANCE shall keep true and accurate books clearly specifying its sales per country of Territory in Net Sales value as well as in units sold for the purpose of making such reports.

  JANSSEN shall have the right to nominate an independent certified public accountant acceptable to and approved by THERAVANCE who shall have access, on reasonable notice, to THERAVANCE and its Affiliates' records during reasonable business hours for the purpose of verifying the royalties payable as provided in this Agreement for the two preceding years. This right may not be exercised more than once in any calendar year, and once a calendar year is audited it may not be re-audited. The said accountant shall disclose to JANSSEN only information for the purpose of verifying the accuracy of the royalty report and the royalty payments made according to this Agreement.

  Any adjustment required by such audit shall be made within thirty (30) days of the determination by the accountants. If the adjustment payable to JANSSEN is greater than [*], then the cost to JANSSEN for the audit shall be paid by THERAVANCE.

Article 5: Supply of HPBCD

5.1
In order to be assured of a source being able to supply constant standard quality of pharmaceutical grade HPBCD complying with the Specifications and the toxicological and pharmacokinetic data contained in JANSSEN's Know-How, JANSSEN has entered into an agreement with ROQUETTE FRERES a manufacturer of cyclodextrins which agreement provides that HPBCD produced by ROQUETTE FRERES shall comply with the Specifications. The data contained within the JANSSEN Know-How have been validated utilising HPBCD supplied by the said supplier.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.2
It will be the responsibility of THERAVANCE to procure supplies of HPBCD either from ROQUETTE FRERES or from an alternative supplier under terms and conditions to be agreed separately with such supplier, provided that, at THERAVANCE's request, JANSSEN shall assist THERAVANCE in its negotiations with ROQUETTE FRERES regarding the terms and conditions of supply of HPBCD. If despite good faith efforts ROQUETTES FRERES and THERAVANCE would be unable to enter into a supply agreement, THERAVANCE and JANSSEN will meet following THERAVANCE's request to discuss in good faith potential course of action, including the use of alternative suppliers. It is understood by THERAVANCE that to the extent it wants to utilise an alternative supplier, JANSSEN can not provide a guarantee that such supplier is capable of supplying pharmaceutical grade HPBCD nor that the specifications of such alternative supplier would comply with the data contained within the JANSSEN Know-How.

Article 6: Warranties

6.1
JANSSEN represents and warrants to the best of its knowledge, that as of the date hereof it has title to and ownership of the Patents and Know-How.

6.2
JANSSEN makes no representation or warranty, express or implied, that the use of HPBCD shall eventually result in marketable Product. No further statement of warranty covering HPBCD shall be binding on JANSSEN without the written consent of an authorised officer of JANSSEN.

6.3
Each party further warrants that it has the right to enter into this Agreement and that it is under no obligation to any third party, express or implied, conflicting with the terms and conditions of this Agreement.

6.4
Nothing in this Agreement shall be considered as a warranty, either express or implied, that the use of HPBCD in Products will not infringe any third party's patent rights.

Article 7: Product liability

7.1
THERAVANCE agrees to indemnify and hold JANSSEN harmless from and against all claims, actions, direct damages, losses, costs and expenses of any kind resulting from or arising out of claims by third parties based on product liability or similar theories relating to the development, manufacturing, transportation, storage, promotion or sale of the Product, except to the extent such losses arose or resulted from faulty conduct or negligence by JANSSEN in supplying the Know-How and so long as (i) JANSSEN allows THERAVANCE to participate in or, at THERAVANCE's sole option but without any obligation, to conduct at THERAVANCE's expense the defense of a claim or action for which indemnification is sought under this Article, and (ii) JANSSEN does not compromise or settle such claim or action without THERAVANCE's prior written consent, which shall not be unreasonably withheld.

7.2
In no event shall THERAVANCE be liable for any consequential or indirect damage of JANSSEN whatsoever.

Article 8: Patent Infringement

8.1
If either party learns of an infringement of a Patent by a third party, using HPBCD in the promotion or sale of a product substantially similar to a Product, the party learning of the alleged infringement shall promptly inform the other party.

8.1.1
In case of such an infringement, JANSSEN shall have the right (but not the obligation), in its own name and at its own cost, to either bring an enforcement action to stop the alleged infringement or settle with the alleged infringer; provided, however, that no such settlement shall diminish or otherwise affect THERAVANCE's rights hereunder, unless THERAVANCE gives its prior written consent. THERAVANCE will give reasonable assistance to JANSSEN in such action against a third party, including making available to JANSSEN records, information and evidence relevant to the infringement and, if necessary, being named a party in such action.

  All sums awarded or received in settlement of such suit shall be equally divided between JANSSEN and THERAVANCE, after having reimbursed both parties for all reasonable out of pocket expenses incurred in bringing or assisting in such action.

8.1.2
Whenever JANSSEN elects not to take action against such infringement within a reasonable period of time not to exceed three (3) months THERAVANCE will have the right but not the obligation to take action in its own name, at its own expense and by counsel of its own choice.

  JANSSEN will give all reasonable assistance in taking such action, including being a named party and making available to THERAVANCE records, information and evidence relevant to the infringement. THERAVANCE will be entitled to all recovery monies awarded or received in settlement of such suit. Any out of pocket expenses incurred by JANSSEN in assisting THERAVANCE in such action will be reimbursed by THERAVANCE out of the recovery monies awarded or received.

  Whenever THERAVANCE so elects to take action JANSSEN will at any time be entitled to be represented in such action at its own cost and by counsel of its own choice.

  THERAVANCE will in no event settle or consent to a judgement or other final disposition of a suit without the prior written approval of JANSSEN, which shall not unreasonably be withheld. Furthermore, whenever during such action, the infringing party would invoke a declaration of invalidity of the Patents, JANSSEN will be entitled to take over the direction of the suit.

8.1.3
In the event that all of the claims included within the Patents under which THERAVANCE is developing, registering, or selling the Product shall be held invalid or not infringed by a court of competent jurisdiction, whether or not there is a conflicting decision by another court of jurisdiction, THERAVANCE may pay the royalties which would have otherwise been due under the Patent on sales covered by such claims into an escrow account until such judgement shall be finally reversed by an unappealed or unappealable decree of a court of competent jurisdiction of higher authority, in which event royalty payments shall be resumed and the full amount in escrow shall become due and payable. In the event the judgement is upheld, the full escrow amount will revert to THERAVANCE and no further royalties under the Patents will be due.

8.2
THERAVANCE shall be responsible at its own cost and responsibility to defend against any claim or allegation that the development, manufacturing or commercialisation of the Product infringes a third party patent.

Article 9: Regulatory Matters

9.1
THERAVANCE shall be responsible at its own cost to file and maintain the marketing authorisation applications in connection with Product and in general to procure any license, registration or approval required to use HPBCD in the import, manufacture and sale of the Product in any country of Territory where THERAVANCE decides to commercialise Product.

  All scientific and technical data, information and knowledge developed by THERAVANCE with respect to the Product, including the registration file shall be exclusively owned by THERAVANCE and JANSSEN shall have no right to use such THERAVANCE's information.

9.2
JANSSEN shall reasonably assist THERAVANCE whenever the regulatory authorities in any country of the Territory have questions in relation to HPBCD and the use thereof in pharmaceutical applications. Any request for additional information specifically related to HPBCD shall be referred to JANSSEN and JANSSEN shall use reasonable efforts to address the same in due time in consultation with THERAVANCE. To the extent necessary representatives of both parties will meet to discuss any such requests.

Article 10: Adverse Drug Reporting

Each party will notify the other in writing of any adverse drug reaction or other unusual physiochemical, pharmacologic, toxicological or pharmacokinetic finding in relation to the use of HPBCD in the Product including, without limitation, any experimental or clinical use. The parties will establish a standard operating procedure in relation to ADE-reporting.

Article 11: Commercialisation

All business decisions, including but not limited to the selection of the trademark(s) for Product, pricing, reimbursement, package design, sales and promotional activities and the decision to launch or continue to market a Product in a particular country in the Territory, shall be within the sole discretion and responsibility of THERAVANCE.

Notwithstanding the above it is agreed that THERAVANCE shall otherwise use reasonable efforts consistent with its normal business practices to market and promote Product. In doing so it will use the same level of effort as with its other, similar products of similar sales potential. Failure to use reasonable efforts as qualified herein can be considered a material breach in accordance with the provisions of Article 14.1.

Article 12: Confidentiality—Limitations on Use

12.1
Neither party shall disclose proprietary or confidential information of the other party to any third party without prior written consent of the other party, except and to the extent as required by law, including without limitation to governmental regulatory agencies, and is thereafter publicly disclosed or made available to the public by operation of law, or except that any of such confidential and proprietary information can be shown by the receiving party's written records:

(i)
to be in its possession or in the possession of its employees prior to such disclosure to the receiving party; or

(ii)
is now or hereafter becomes available as public knowledge or literature through no fault of the receiving party; or

(iii)
is received by such party from an independent third party who did not receive the information directly or indirectly from the other party.

  Such proprietary and confidential information shall be disclosed to each party's personnel only on a strict need-to-know basis.

  The obligation of confidentiality contained in this Article, shall survive the expiration and/or termination of this Agreement for [*].

12.2
In the event that THERAVANCE licenses the Product to third parties or otherwise involves third parties in the manufacturing and/or commercialisation of Product and such third party needs to receive certain Know-How, THERAVANCE shall, prior to disclosing any such Know-How enter into a confidentiality undertaking that is essentially similar to the one contained herein and shall in any event provide such Know-How on a strict need-to-know basis.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 13: Term

Unless sooner terminated in accordance with the provisions of Article 14, this Agreement shall remain in full force and effect from the Effective Date until [*].

Upon [*], THERAVANCE [*].

Article 14: Termination

14.1
In the event JANSSEN or THERAVANCE or their respective Affiliates (or licensees or distributors in case of THERAVANCE) are in breach of any of the respective obligations and conditions contained in this Agreement the other party shall be entitled to give the party in breach notice requiring it to make good such breach. If such breach constitutes a material breach and is not cured or there is no commencement of cure within sixty (60) days after receipt of such notice, including good faith efforts by senior management of both parties to overcome the issue, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving a notice to take effect immediately. The right of either party to terminate this Agreement in accordance with this Article 14.1 shall not be affected in any way by its waiver of, or failure to take action with respect to any previous breach.

14.2
In the event that one of the parties hereto shall go into liquidation, a receiver or a trustee be appointed over a significant and/or material property or estate of that party and said receiver or trustee is not removed within sixty (60) days, or the party makes an assignment for the benefit of creditors, and whether any of the aforesaid events be the outcome of the voluntary act of that party, or otherwise, the other party shall be entitled to terminate this Agreement forthwith by giving a written notice to the first party.

14.3
THERAVANCE may terminate this Agreement in its entirety upon [*] written notice to JANSSEN.

Article 15: Effects of Termination

In case of termination of this Agreement in accordance with Article 14 and if there is no good faith dispute between the parties, THERAVANCE shall immediately refrain from formulating and selling or offering for sale Product in Territory and return all proprietary and confidential Know-How and information relative to HPBCD together with all physical embodiments thereof shall be returned to JANSSEN. Furthermore THERAVANCE shall make all payments accrued under this Agreement prior to the effective termination date

Notwithstanding the above, THERAVANCE may reasonably sell out its remaining stock of Product which THERAVANCE has in stock at the moment of termination of this Agreement, provided it shall pay the royalties due and payable on such sales.

Article 16: Force Majeure

Neither party hereto shall be liable to the other party for failure or delay in meeting any obligation hereunder due to circumstances beyond such party's reasonable control such as, but not limited to, strikes, lockouts, acts of God, riots, war, fire, flood, embargoes, failure of power, acts of government or of any agency, provided that the party affected shall immediately inform the other party about the cause of such delay. The party so affected shall use its reasonable efforts to eliminate, cure and overcome any such causes and resume performance of its covenants with all possible speed.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 17: Severability

If any clause or provision of this Agreement or the application of any such clause or provision in a particular context or to a particular situation or circumstance should be held unenforceable or otherwise in conflict with or in violation of any applicable law, by, or as a result of determination of any court, tribunal or authority acting in a judicial capacity of competent jurisdiction, the decision of which is binding upon the parties, the parties agree that such determination shall not affect the validity and application of such clause or provision in contexts, situations or circumstances other than that in or to which it is held unenforceable and shall only apply for those countries of the Territory amenable under the law applied by such tribunal, court or authority.

Parties further agree to replace any clause or provision so held unenforceable in a lawful manner, reflecting to the extent possible, the economic, business and other purposes of the clause or provision held void or unenforceable in such specific contexts, situations or circumstances.

Article 18: General provisions

18.1
No damages shall be owed by either party to the other if this Agreement or any part of it is held invalid or void at any time by virtue of future acts of legislation.

18.2
Neither party shall assign or otherwise dispose of the whole or any part of its rights under this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to one of its Affiliates and except as provided in 18.5.

18.3
Neither party nor its employees or representatives are under any circumstances to be considered as employees or agents or representatives of the other party. Neither party nor its employees have the authority or power to bind the other party or contract in the other party's name.

18.4
Save as required by law, no announcement or circular in connection with the subject matter of this Agreement shall be made by or on behalf of JANSSEN or THERAVANCE without the prior approval of the other party, such approval not to be unreasonably withheld. This Agreement may be filed with regulatory authorities as required by law.

18.5
A change of control of THERAVANCE through a merger, acquisition or sale of substantially all assets (including the assets relating to the development of the Product) shall not by and of itself give rise to the right for JANSSEN to terminate the License, provided always that prior to the closing of any such transaction the acquiring party has agreed in writing to abide by the terms and conditions of the License Agreement.

18.6
No rights are granted by either party to the other except those expressly set forth in this Agreement.

Article 19: Dispute Resolution—Applicable Law

The Parties hereto shall attempt to settle any dispute arising out of or relating to this Agreement in an amicable way. In the event that such attempts should fail, then the Parties can take such actions as are available at law under the laws of the State of New York, United States of America, with venue for any such dispute being New York City, New York..

Article 20: Notices

Any notice required or permitted under this Agreement shall be made in writing either by registered mail or facsimile to the parties at their respective addresses first above written or as subsequently changed by notice duly given.

Notices by registered mail are deemed to be given after three (3) days of mailing. Notices by facsimile shall be deemed to be given one day after the date on which such notice has been given.

Article 21: Headings

The section headings in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, JANSSEN and THERAVANCE have caused this instrument to be executed in duplicate by their respective duly authorised officers.

THERAVANCE, INC. This 14th day of May, 2002
/s/ BRAD SHAFER	By	/s/ DAVID BRINKLEY
(title) Brad Shafer Senior Vice President General Counsel	(title) David Brinkley Senior Vice President Commercial Development
JANSSEN PHARMACEUTICA N.V. This 14th day of May 2002
/s/ RIK CARLIER Rik Carlier Licensing Director	/s/ GUY VERCAUTEREN Guy Vercauteren International Vice President, Business Development

EXHIBIT I

PATENTS

SCHEDULE A

Hydroxypropyl-ß-cyclodextrin patents (Müller)

[*]

Country	Type	Application Number	Filing Date	Patent Number	Grant Date	Expiry Date	Abandonment Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]			[*]	[*]	[*]
[*]	[*]			[*]	[*]	[*]
[*]		[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]			[*]
[*]		[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]			[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]		[*]	[*]
[*]	[*]			[*]	[*]	[*]
[*]		[*]	[*]	[*]	[*]	[*]
[*]	[*]			[*]	[*]	[*]
[*]	[*]			[*]	[*]	[*]
[*]	[*]	[*]	[*]				[*]
[*]	[*]	[*]	[*]
[*]	[*]			[*]	[*]	[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule B

Patents re the manufacture of hydroxypropyl-ß-cyclodextrin

[*]

Country	Type	Application Number	Filing Date	Patent Number	Grant Date	Expiry Date	Abandonment Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
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[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT II

KNOW-HOW TO BE PROVIDED UPON THE EFFECTIVE DATE

  •
  Pharmaceutical data

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  Physical, chemical and microbiological specifications + analysis methodology and validation

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  Reference substance sample

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  Production method with specification of solvents used

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  Quality of the starting materials used for the production and controls during production

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  Evidence of Chemical Structure:

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  Physical and chemical data (solubility,...)

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  Impurities (related impurities—residual solvents—inorganic impurities...):

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  Nature

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  Control method and validation

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  Limits

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  Summary of [*].

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  Summary of [*].

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  Access to the Drug Master File and/or similar regulatory documents on a need-to-know basis in connection with [*].

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT III

SPECIFICATIONS

Test description	Specifications	Method
Appearance	[*]	[*]
Identity by IR spectroscopy	[*]	[*]
Identity by Fehling's reagent tests: Determination 1 Determination 2	[*]	[*]
Assay ß-cyclodextrin	[*]	[*]
Relative complexation capacity	[*]	[*]
Molar substitution degree	[*]	[*]
Light absorbing impurities	[*]	[*]
Appearance of solution [*]	[*]	[*]
pH	[*]	[*]
Loss on drying	[*]	[*]
Sulphated ash	[*]	[*]
Reducing Substances	[*]	[*]
Heavy metals	[*]	[*]
Specific optical rotation	[*]	[*]
Total viable aerobic count: Bacteria Fungi and yeasts	[*]	[*]
Pathogens: [*]	[*]	[*]
Bacterial endotoxins	[*]	[*]
Residual solvent: [*]	[*]	[*]
Propylene oxide (if tested)	[*]	[*]

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

QuickLinks

  Exhibit 10.16
License Agreement
WITNESSETH
EXHIBIT I PATENTS
SCHEDULE A Hydroxypropyl-ß-cyclodextrin patents (Müller) [*]
Schedule B Patents re the manufacture of hydroxypropyl-ß-cyclodextrin [*]
EXHIBIT II KNOW-HOW TO BE PROVIDED UPON THE EFFECTIVE DATE
EXHIBIT III SPECIFICATIONS